STRATEGIC CAPITAL RESOURCES, INC.
                           2500 Military Trail North
                                   Suite 260
                           Boca Raton, Florida 33431
                                 (561) 995-0043

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                               November 1, 2001

                             To the Shareholders of
                       Strategic Capital Resources, Inc.

        Please take notice that the Annual Meeting of Shareholders of Strategic Capital Resources, Inc. will be held on November 1, 2001, at 9:00 a.m., at 2500 Military Trail North, Suite 260, Boca Raton, Florida 33431, to consider and vote on the following matters:

1. To elect a board of seven directors who will serve until the next annual meeting of shareholders following their election or until their successors are elected and qualified.

2. To approve the appointment of Horton & Company, LLC. as the Corporation's independent auditors for the fiscal year ended June 30, 2002.

3. To transact any other business that may properly come before the meeting or any adjournment thereof.

October 1, 2001 has been fixed as the record date of the shareholders entitled to vote at the meeting or any adjournment and only holders of shares of Common Stock of record at the close of business on that day will be entitled to vote. The stock transfer books will not be closed.

All shareholders are cordially invited to attend the meeting.

                                BY ORDER OF THE BOARD OF DIRECTORS

                                David Miller
  					  Chairman of the Board

Boca Raton, Florida
October 6, 2001


                       STRATEGIC CAPITAL RESOURCES, INC.
                           2500 Military Trail North
                                   Suite 260
                           Boca Raton, Florida 33431
                                 (561) 995-0043





                             INFORMATION STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
November 1, 2001




                                  Introduction


              WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE BEING
                       REQUESTED NOT TO SEND US A PROXY.


This Information Statement is furnished by the Board of Directors of Strategic
 Capital Resources, Inc. (the "Company") for its Annual Meeting of
Shareholders to
 be held on November 1, 2001, at 9:00 a.m. at 2500 Military Trail North,
Suite 260,
Boca Raton, Florida 33431, and at any adjournment thereof.

        The Board of Directors of the Company has fixed the close of business on October 1, 2001 as the record date for determining the holders of outstanding shares of common stock entitled to notice of, and to vote at, the Annual Meeting. On August 2, 2001, there were 17,512,005 shares of common stock issued and 15,438,525 shares of common stock outstanding. Each of common stock is entitled to one vote at the meeting. The Notice of Annual Meeting and this Information Statement are first being mailed to shareholders of the Company on or about October 6, 2001.



                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding ownership of the Company's common stock as of August 2, 2001, by (i) each person known to the Company to own beneficially more than 5% of its common stock, (ii) each director and nominee for director of the Company, (iii) each officer named in the executive compensation table of this information statement, and (iv) all directors and officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown.

                                          Amount and Nature
                                           of Beneficial              Percent
Name and Address of Beneficial Owner        Ownership(1)              of Class
Directors and Officers

David Miller                                  6,684,368*                38.2%
        3565 NW 61st Circle
        Boca Raton, FL 33496
Samuel G. Weiss                                 154,165                  0.9%
        30 Main Street
        Port Washington, NY 11050
Ralph Wilson                                    157,500                  0.9%
        7 Ensign Lane
        Massapequa, NY 11758
Joan Kushay                                     154,200                  0.9%
        618 Cypress Green Circle
        Wellington, FL 33414

All Officers and Directors
as a group (4 persons)                        7,150,233                 40.8%

*Includes 1,050,000 of shares owned by Lite 'N Low, Inc. and 1,550,000 of shares owned by Priority Capital Corp.

Other 5% Shareholders

Libo Fineberg Trustee  (1)                    1,250,000                  7.1%
Helen Miller Irrevocable Trust
        3500 Gateway Drive
        Pompano Beach, FL 33069
Rita Miller  (2)                              1,333,500                  7.6%
        3565 NW 61st Circle
        Boca Raton, FL 33496
Scott Miller  (3)                             1,333,500                  7.6%
        3565 NW 61st Circle
        Boca Raton, FL 33496

(1) 	David Miller direct beneficiary. No voting power.  David Miller disclaims any beneficial ownership.
(2) 	Wife of David Miller - sole voting power and ownership. David Miller disclaims any beneficial ownership.
(3) 	Son of David Miller - sole voting power and ownership. David Miller disclaims any beneficial ownership.


                             EXECUTIVE COMPENSATION

The following table reflects all forms of compensation for services to the Company for the fiscal years ended June 30, 2001, 2000, and 1999 of the Chief Executive Officer of the Company and for such other officers of the Company who received compensation in excess of $100,000 during the applicable year.

                           SUMMARY COMPENSATION TABLE
                                             Long Term Compensation
                                      -------------------------------------
              				   Annual Compensation            Awards        Payouts
             --------------------------   -------------------  -------------
                                                   			 Securities
                         					   Other     		 Under-              All
                         					   Annual  Restricted    lying              Other
Name and                 					   Compen-    Stock      Options/   LTIP    Compen-
Principal Position    		Year    Salary     Bonus   sation    Award(s)    SARs(2)  Payouts   sation(3)
-----------------  		---- 	  --------   -------  ------   ----------  -------  -------   ------
David Miller		       2001   $308,115   $59,319   (1)     $      0    200,000    N/A     $12,836
 Chairman of the Board,		 2000   $291,098   $50,262   (1)     $      0    200,000    N/A     $ 4,037
 President, Chief Executive	 1999   $259,400   $49,038   (1)     $      0    400,000    N/A     $ 3,543
 Officer, and Director of
 the Company

John Kushay                    2001   $115,617   $11,011   (1)     $      0    100,000    N/A     $ 4,661
 Treasurer and Chief Financial 2000   $107,030   $16,362   (1)     $      0    100,000    N/A     $ 1,067
 Officer, Vice President, and  1999   $ 95,375   $14,500   (1)     $      0    200,000    N/A     $ 3,057
 Director of the Company

Richard K. LeBlond, III(4)	 2001	  $107,998   $ 4,615   (1)     $      0     50,000    N/A     $ 3,898
 Senior Vice President         2000	  $ 81,635   $17,885   (1)     $      0     50,000    N/A     $ 2,011
					 1999	  $ 75,000   $ 3,000   (1)     $      0    200,000    N/A     $ 1,750


(1) Includes perquisites and other personal benefits unless the aggregate amount is less than either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(2) The Company does not have a stock appreciation right ("SAR") program.

(3) Represents contributions made by the Company to the Company's 401(k) plan.

(4) Mr. LeBlond,III. resigned from the Company effective June 8, 2001.



        The following table provides information with respect the value of Mr. Miller's unexercised options at June 30, 2001.

             Number of Securities                      Value of Unexercised
            Underlying Unexercised                     In-the-money Options
            Options at Fiscal Year-end Exercise at Fiscal Year-end ($)(1) Name (Exercisable) (Not exercisable) Price (Exercisable)(Unexercisable)
         -------------  ----------------- -------- ------------- --------------
David Miller

            100,000              -         $.125    $ 7,500.00           -
            200,000              -         $.25              -           -
            200,000              -         $.14      12,000.00           -
            200,000              -         $.20              -           -
            200,000              -         $.42              -           -
            200,000  		   -	       $.29              -           -
					200,000	 $.16			 -   $4,000.00


        The following table provides information with respect the value of Mr. Kushay's unexercised options at June 30, 2001.

             Number of Securities                      Value of Unexercised
            Underlying Unexercised                     In-the-money Options
            Options at Fiscal Year-end Exercise at Fiscal Year-end ($)(1) Name (Exercisable) (Not exercisable) Price (Exercisable)(Unexercisable)
        -------------  ----------------- -------- ------------- ---------------
John Kushay

             50,000              -         $.125    $ 3,750.00           -
            100,000              -         $.25              -           -
            100,000              -         $.14       6,000.00           -
            100,000              -         $.20              -           -
            100,000              -         $.42              -		 -
		100,000		   -		 $.29		       -	       -
					100,000	 $.16			 -   $2,000.00

 (1) Based upon the difference between the exercise price of the option and the closing price of $.18 per share of the Company's common stock as reported on the OTCBB on June 30, 2001.




                OPTION GRANTS AND EXERCISES IN LAST FISCAL YEAR


        The following table provides information on options granted for the fiscal year ended June 30, 2001 and subsequent to that date to officers and directors of the Company. No options were exercised during that period.

                        Number of
                        Securities      Percent of
                        Underlying      Total Options   Exercise
                        Options         Granted to      Price
                        Granted         Employees       Per Share    Expiration
                          #(1)            (%)(2)        ($/sh)          Date

David Miller            200,000         33%             $.16        11/30/2005

Samuel G. Weiss         100,000          8%             $.16        11/30/2005

Joan E. Kushay          100,000         17%             $.16        11/30/2005

John Kushay             100,000         17%             $.16        11/30/2005

Ralph Wilson             50,000          8%             $.16        11/30/2005

Kenneth MacKenzie        50,000          8%             $.16        11/30/2005

John H. Roach, Jr.       50,000          8%             $.16        11/30/2005

(1) Such options become exercisable after thirteen (13) months for a five-year period from the date of grant.

(2) The Company granted options representing 600,000 shares to employees from July 1, 2000 to date.

During June 2001 a majority of the Company's shareholders by consent approved a "2001 Incentive Stock Option Plan".

The Plan provides for the grant of incentive stock options that may be issued to key employees, non-employee directors, independent contractors, others in an amount not to exceed 2,500,000 shares of its common stock.

The options are to be granted at fair market value, for a term of not more than five (5) years and other terms and conditions that are usual and customary.

The purpose of the Plan is to aid the Company in retaining the services of executive and key employees and in attracting new management personnel when needed for future operations and growth, to offer such personnel additional to put forth maximum efforts for the success of the business and opportunities to obtain or increase a proprietary interest in the basis and, thereby, to have an opportunity to share in its success.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS:

Notes Payable - Stockholders

Stockholder loans payable arose from advances various stockholders have made to the Company. The notes are payable on demand and accrue interest at 9%. Interest on stockholder notes payable totaled $109,543 for the year ended June 30, 2001, $112,220 for the year ended June 30, 2000, and
$108,663 for the year ended June 30, 1999. At June 30, 2001, 2000 and 1999, stockholder loans
outstanding were $1,223,100, $1,141,920, and $1,315,907 respectively.

The Company issued 1,491,920 warrants during the year ended
June 30, 2001, 1,146,000 warrants during the year ended June 30, 2000 and 1,959,000 warrants during the year ended June 30, 1999, to stockholders who had made loans to the Company. The warrants are exercisable at the fair value
 of the stock on the date the warrant was issued. As of June 30, 2001, there are a total of 7,724,014 warrants outstanding. The exercise price ranges from to $0.47 per share. To date, none of the warrants have been exercised.

Audit Fees and Other Fees:

The Company has been advised by Horton & Company, L.L.C. that neither that firm nor any of its associates has any relationships with the Company subsidiaries other than the usual relationship that exists between certified public accountants and clients.

Audit Fees: An aggregate of $25,545.00 was billed for professional services rendered for the audit of the Company's annual financial statements for the fiscal year and for the reviews of financial statements included in quarterly reports on Form 10-Q for the 2001 fiscal year.

Financial Information Systems Design and Implementation Fee:  Horton &
 Company, L.L.C. did not render professional services to the Company relating to financial information systems design and implementation during the 2001 fiscal year.

All Other Fees: Fees billed to the Company by Horton & Company, L.L.C. during the 2001 fiscal year for all other non-audit services rendered to the totaled $41,355.00, which included $19,625.00 for tax services.

PROPOSAL 1:     ELECTION OF DIRECTORS

        At the meeting, seven directors are to be elected, each director to hold office until the next annual meeting of shareholders or until their successor is elected and qualified. The person's names in the accompanying information statement have been designated by the Board of Directors and unless authority is withheld, they intend to vote for the election of the nominees named below to the Board of Directors. Although the Board of Directors does not contemplate that any of the nominees will become unavailable for election, if such situation arises prior to the Annual Meeting, the persons named in the enclosed information statement will note for the election of such other person(s) as may be nominated by the Board of Directors or the Board may be reduced accordingly.

Nominees for Election at the 2001 Annual Meeting.

        Certain information concerning the nominees is set forth below.

                                                                       Director
Name                    Position                        Age             Since

David Miller            Chairman of the Board
   				President & Chief Executive
				Officer and Director            56              1997

Samuel G. Weiss(2)      Secretary
                        and Director                    52              1995

Joan E. Kushay(2)       Assistant Secretary/
                        Vice President, and
                        Director                        40              1995

John P. Kushay          Vice President, Chief
                        Financial Officer,
                        Treasurer and Director          41              1996

Ralph Wilson(2)(1)      Director                        71              1995

Kenneth MacKenzie(1)    Director                        67              1996

John H. Roach, Jr.(1)   Director                        58              1998


(1) Member of the Audit Committee
(2) Member of the Compensation and Incentive Committee.

David Miller was appointed Chairman of the Board on July 29, 1997.
 On December 1, 2000, Mr. Miller was elected President and Chief Executive Officer. Prior to that time, Mr. Miller had been engaged as a Strategic to the Company since its organization. Prior to his Miller was a strategic consultant to several companies, including Antares Resources
 Corporation, since 1992, and Priority Capital Corporation since 1993. Since 1994, Mr. Miller has served as Chairman of the Board of Lite 'N Low, Inc., a holding company no longer actively engaged in business. Mr. Miller is currently
 Chairman of Priority Capital Corp. Mr. Miller devotes substantially all of his to the business of the Company.

John P. Kushay was appointed Treasurer and Chief Financial Officer in June 1996. Mr. Kushay was elected a Director of the Company in June 1996.
, Mr. Kushay was appointed Vice President.  Prior to joining had been Controller of International
Systems, Inc. from February 1994 through
February 1994, he was controller
 at Tamco Systems, Inc. Mr. Kushay devotes substantially all of his time to the business of the Company.

Joan E. Kushay, Assistant Secretary, Vice President and Director, has held these positions since the Company's organization. From June 1994 to November 1995, she was employed as an executive assistant at XYZ Cleaning Contractors in Garden City, New York. From February, 1994 through June, 1994, Ms. Kushay was employed by Arrow Electronics Inc. of Melville, New York in shareholder and investor relations and, from July 1988 to January, 1994 by Action Staffing publicly held corporation located in Tampa, Florida, as Executive
 Chairman.  Ms. Kushay was also Assistant Secretary
Resources Corporation from December 1994 devotes substantially all of her time to Company.

Samuel G. Weiss, Secretary and Director, has been an executive officer of the Company since its organization. Effective May 1997, Mr. Weiss was interim President and served in that capacity until January 1, 1999.
 Since
1974, Mr. Weiss has been engaged in the practice of law in the State of New York. Mr. Weiss also served as Secretary, General Counsel, and Director of Antares Resources Corporation from June 1993 to December 1996. Mr. Weiss devotes only such time as is necessary to the business of the Company.

Ralph Wilson, Director, has held that position since the Company's organization. From October 1990, through February 1995, Mr. Wilson was President of Antares Resources Corporation and served as a director of the
Company from December 1994, to December 1996.   In addition, since 1971 Mr.
Wilson has been a principal officer of Comet Electronics Corp., a privately owned manufacturer of subassemblies in Farmingdale, New York. Mr. Wilson devotes only such time as is necessary to the business of the Company.

Kenneth MacKenzie, was elected a Director of the Company in November
 1996. From 1985 to 1996, Mr. MacKenzie served as co-executive director of The Institute of Business Appraisers, Inc. and President of Southeast Business Investment Corp. of Boynton Beach, Florida. In January 1997, Mr. MacKenzie found Southeast Business Appraisal Corporation, which specializes in appraisals and valuations of businesses. Mr. MacKenize devotes only such time as is necessary to the business of the Company.

John H. Roach, Jr. was elected a Director of the Company in December 1998.
 He is a Senior Client Advisor for J.P. Morgan Private Bank. Prior thereto he was Senior Managing Director for Reliance National from 1998 to 2000, Senior Managing Director, Client Management and Marketing for American International Group, AIG Risk Finance from 1995 to 1997, Vice Chairman and Senior Managing Director for Geneva Companies: Geneva Financial Corporation from 1992 to 1995, Managing Director; Head of Corporate Finance Client Management and Loan Products for Chemical Bank from 1964 to 1992.
 Mr. Roach devotes only such time as is necessary to the business of the Company.

Board and Committee Activity; Structure and Compensation

        The Company's operations are managed under the board supervision of the Board of Directors, which has the ultimate responsibility for the establishment and implementation the Company's general operating philosophy, objectives, goals and policies.

        During fiscal 2001, the Board of Directors had one meeting. The directors attended all of the meetings of the Board of Directors and meetings of each of the Committees on which they served.

        The Company has established a policy that a portion of the non-employee directors remuneration should be paid by granting non-qualified stock options in accordance with the Company's Amended and Restated 1998 Equity Incentive Plan, subject to ratification of stockholder approval of certain amendments to such Plan. In fiscal 2001 each director who is not an employee was paid a fee of $1,500.00. All out of pocket expenses were
reimbursed.   Each non employee director have been granted stock options representing 50,000 shares of the Company's Common Stock.

During fiscal 2001, the Board of Directors had the following committees:

        The Audit Committee is composed of John H. Roach, Jr., Kenneth MacKenzie and Ralph Wilson. The function of the Audit Committee is to review the Company's internal controls; it's financial reporting and the scope and results of the audit engagement. It meets with appropriate
Company financial personnel and independent public accountants in connection with these reviews. The Committee also recommends to the Board the appointment of the independent public accountants, who have access to the Committee at any time. In fiscal 2001, one Audit Committee meeting was held.

        The Compensation and Incentive Committee is composed of Ralph Wilson, Samuel G. Weiss and Joan E. Kushay. The function of this Committee is to establish the amount and form of compensation awarded to Executive Officers, including salary, bonuses and stock option awards of the Company and to administer the Company's Equity Incentive Plan. In fiscal 2001 one
Committee meeting was held.

        The Board of Directors does not have a nominating committee.

PROPOSAL 2:     APPOINTMENT OF HORTON & COMPANY, LLC. AS THE
                COMPANY'S INDEPENDENT AUDITOR

        The Board of Directors has recommended the appointment of Horton & Company, LLC. as independent auditors for the Company for the fiscal year ending June 30, 2002. Horton & Company, LLC. acted in the same capacity in the prior fiscal years.

        A representative of the accounting firm may be present at the Annual Meeting of Shareholders. If a representative is present, they will have an opportunity to make a statement and will be available to respond to appropriate questions.

Other Matters

        The Company knows of no other business to be presented at the meeting. The Annual Report to Shareholders for the fiscal year ended June 30, 2001 is included with this Information Statement and is being provided to each shareholder entitled to vote at the Annual Meeting.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      David Miller, Chairman of the Board

Dated:  October 6, 2001